EXHIBIT 99.3

STOCK TRANSFER AGREEMENT

THIS STOCK TRANSFER AGREEMENT (this “Agreement”) is entered into as of April 29, 2011, by and among ValueAct SmallCap Master Fund, L.P., a Delaware limited partnership (“ValueAct”), Samick Musical Instruments Co Ltd., a Korean corporation (“Samick” with ValueAct, each a “Purchaser” and together the “Purchasers”), Kyle R. Kirkland (“Kirkland”) and Dana D. Messina (with Kirkland, each a “Seller” and together the “Sellers”).

WHEREAS, the Sellers own, of record and beneficially, all of the issued and outstanding Class A common stock, par value $.001 per share (“Class A Shares”), of Steinway Musical Instruments, Inc. (the “Company”) in the amounts set forth opposite each Seller’s name on Schedule A hereto;

WHEREAS, in accordance with the Company’s Restated Certificate of Incorporation, at any time a share of Class A common stock, par value $.001 (“Class A Common Stock”), is not owned by either Seller, directly or indirectly, such share of Class A Common Stock will automatically convert into a share of Ordinary common stock, par value $.001 per share (“Ordinary Common Stock”), of the Company based on the conversion ratio of one share of Ordinary Common Stock for one share of Class A Common Stock;

WHEREAS, the Sellers desire to sell and transfer to Purchasers, and Purchasers desire to purchase and acquire from Sellers, all of the shares of Ordinary Common Stock (collectively, the “Shares” and with respect to each Seller the applicable “Shares”) into which the Class A Shares will be converted upon a transfer and sale by the Sellers, upon the terms and subject to the conditions of this Agreement; and

WHEREAS, effective upon execution and delivery of this Agreement, three current directors will retire as directors of the Company and will be replaced by three new directors, each of whom is independent under the rules of the New York Stock Exchange (“New Directors”).

NOW, THEREFORE, the parties hereto agree as follows:

1.             Transfer of Shares.  Upon the terms and subject to the conditions set forth herein, each Seller shall irrevocably sell, transfer and assign to the Purchasers at the Closing, and each Purchaser shall irrevocably purchase and acquire from Sellers at the Closing, all of such Seller’s right, title and interest in and to the Shares in the amounts set forth on Schedule A, free and clear of any Lien, at $56.00 per share, for the aggregate purchase price set forth opposite such Purchaser’s name on Schedule A (with respect to each Purchaser, the applicable “Purchase Price”).  As used in this Agreement, (i) “Shares” shall include all Shares sold and transferred under this Agreement and all securities received by each Purchaser from each Seller pursuant hereto (A) as a result of stock dividends or stock splits in respect of the Shares at any time following the date hereof and (B) as substitution for the Shares in a recapitalization, merger, reorganization or the like and (ii) prior to the automatic conversion of Class A Common Stock into Ordinary Common Stock as described in the recitals above, “Shares” shall mean the Class A Shares.  For purposes of this Agreement, a “Lien” shall mean a lien, security interest, other encumbrance, or other restrictions of any kind, in each case, created by a Seller or any third party at or prior to the Closing Date, except for restrictions on the transfer of Shares arising under federal or state securities laws and except for the lien on Mr. Kirkland’s Shares, which lien shall be removed in connection with and upon the Closing.

2.             Closing.

2.1           Closing. The sale and transfer of the Shares by the Sellers to the Purchasers contemplated hereby (the “Closing”) shall take place, subject to the satisfaction or waiver (by the applicable party) of the conditions set forth in this Section 2 (other than conditions which can on their terms be satisfied only at the Closing), on the date that is fifteen (15) days following the satisfaction or waiver of the conditions set forth in this Section 2 (other than conditions which can on their terms be satisfied only at the Closing) or at such other time or place as the parties may mutually agree (the “Closing Date”), which date shall in no event be later than the End Date (as defined below).

2.2           Deliveries by Seller.  At the Closing, the Sellers shall deliver to the Company or will cause to be delivered to the Company on such Seller’s behalf either (a) stock certificates representing the Shares duly endorsed in blank for transfer or accompanied by a duly authorized and executed stock power in blank or (b) an instrument acknowledged by the Company confirming the sale of the Shares to the Purchasers and instructing the Company to cancel the Class A Shares, and in either case any other documents necessary to transfer to Purchasers good, valid and marketable title to the Shares.

2.3           Deliveries by Purchaser.  At the Closing, each Purchaser shall deliver to the applicable Seller cash in an amount equal to the applicable Purchase Price by wire transfer of immediately available funds to such Seller’s account as a Seller may hereafter designate in writing.

2.4           Delivery of Stock Certificates. Immediately upon receipt of the applicable Purchase Price from each Purchaser into a Seller’s account (and without the need for further action or consent by any party), each Seller shall have made arrangements with the Company such that, at the Closing, the Company will: (a) cancel any stock certificate issued to Seller representing the Shares issued and delivered to each Purchaser hereunder and (b) issue and deliver to each Purchaser a duly executed stock certificate (or enter in valid book entry form, if so requested by a Purchaser) representing that number of shares of Ordinary Common Stock, as equals the number of Shares being transferred from such Seller the applicable Purchaser as set forth on Schedule A.

2.5           Conditions to Closing.

(a)           The respective obligations of the Purchasers and Sellers to effect the Closing shall be subject to the satisfaction or waiver in writing at or prior to the Closing of each of the following conditions: (i) no statute, rule or regulation shall have been enacted or promulgated after the date hereof by any Governmental Entity in the United States or Korea which prohibits the consummation of the Closing, (ii) there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Closing and (iii) this Agreement shall not earlier have been terminated pursuant to Section 2.6 hereof.  “Governmental Entity” shall mean any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

(b)           The obligation of the Purchasers to effect the Closing shall be further subject to the satisfaction or waiver in writing at or prior to the Closing of each of the following conditions: (i) all consents, approvals and waivers set forth on Schedule 2.5(b)(ii), if any, shall have been made or obtained, and all applicable waiting periods for Samick under the HSR Act shall have expired or been terminated, (ii) no order or litigation relating to any competition law is in effect or pending, or threatened, by a Governmental Entity in the United States that materially affects the Company’s business and neither the Company nor its subsidiaries shall have sold or divested (or agreed to do the same with respect to) assets or businesses of the Company or its subsidiaries in response to a request or objection of a competition authority in the United States, (iii) as of their respective dates and through the date of the Closing, all Company SEC Reports (A) at the time filed, were prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder applicable to such Company SEC Reports and (B) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) the New Directors shall have been elected at any meeting of shareholders of the Company following the date hereof (and prior to the Closing Date) and shall not have been removed as directors of the Company except, in each case, where any New Director who is not elected or is removed is replaced with an individual who (A) is independent under the rules of the New York Stock Exchange and (B) has been approved by each of the Purchasers (which approval may be withheld in the absolute and sole discretion of each Purchaser).  “HSR Act” shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules and regulation issued thereunder.  “Company SEC Reports” means all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by the Company with the SEC since December 31, 2010.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.6           Termination.  This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

(a)           By the mutual written consent of the Purchasers and Sellers;

(b)           By either the Purchasers or Sellers if the Closing shall not have been consummated on or before July 29, 2011 (the “End Date”), provided that no party may so terminate this Agreement pursuant to this Section 2.6(b) if such failure of the Closing to occur is the result of such party’s breach of a representation, warranty or obligation arising under this Agreement; provided, further, if the applicable waiting period under the HSR Act shall not have expired or been terminated by July 14, 2011, then the End Date shall be December 31, 2011.

(c)           By the Purchasers if Sellers, or by Sellers if the Purchasers, shall have breached in any material respect any of its representations, warranties, obligations or other agreements contained in this Agreement, which breach cannot be or has not been cured on or prior to the End Date, provided that the terminating party shall not have first breached in any material respect any of its representations, warranties, obligations or other agreements contained in this Agreement and failed to cure such breach;

(d)           By the Purchasers or Sellers if any Governmental Entity in the United States or Korea shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the acquisition by the Purchasers of the Shares and such order, decree, ruling or other action shall have become final and non-appealable.

Any termination pursuant to Sections 2.6(b), 2.6(c) or 2.6(d) may be effected by the terminating party’s delivery of notice to the other parties in the manner provided in Section 7.5.  Any notice by Sellers may be provided by either Seller; any notice by Purchasers may be provided by either Purchaser.  If this Agreement is terminated, this Agreement, except for the applicable provisions of Section 7, inclusive, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders or other affiliates or agents; provided, however, that no party shall be relieved or released from any liabilities for damages arising from any material breach of the terms of this Agreement by such party occurring prior to such termination.

3.             Seller’s Representations and Warranties.  As of the date hereof and as of the Closing Date, each Seller severally and not jointly represents and warrants to Purchasers as follows (it being understood that each Seller represents and warrants only with respect to himself and his Shares):

3.1           Authority.  Seller has full power and authority to execute and deliver this Agreement and to perform his obligations under this Agreement.  This Agreement has been duly executed and delivered by such Seller and constitutes the valid and legally binding obligations of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

3.2           No Conflicts.  The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby do not and will not (i) conflict with, result in a violation of or constitute a default under, result in the creation of a Lien under, result in the acceleration of, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, debt, right of first refusal, lease, license, or other instrument to which Seller is a party or by which any property or asset of Seller (including the Shares) is bound or affected or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Entity in the United States to which Seller is subject (including federal and state securities laws and regulations), or by which any property or asset of Seller is bound or affected.

3.3           Filings, Consents and Approvals.  Seller is not required to obtain any consent, approval, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Entity in the United States or other person in connection with the execution, delivery and performance by Seller of this Agreement; provided, however, that (a) Sellers will be required to file Form 4s, an amendment to their Schedule 13(G) and possibly similar reports with the SEC (none of which shall require any such consent, approval, waiver, authorization or order), and (b) the Company will be required to issue press release(s), make certain filings with the SEC, and make certain filings under the HSR Act and all applicable waiting periods under the HSR Act will need to have been expired or terminated.

3.4           Compliance. Seller has complied with and has performed all obligations set forth in any purchase, voting or other agreements relating to the Shares and Seller has not breached any of its representations, warranties or agreements set forth in such agreements.

3.5           Shares, Title to Shares.  The Shares owned by Sellers, together, constitute all of the issued and outstanding shares of Class A Common Stock of the Company.  As of the date hereof and immediately prior to the Closing, Seller is the sole owner of and has good legal and beneficial title to its Shares, free and clear of any Lien, and upon consummation of the transactions contemplated hereby, Purchaser will own and have good legal and beneficial title to such Shares, free and clear of any Lien.

3.6           General Solicitation.  Seller has not engaged in general solicitation or advertising in connection with the offer or sale of the Shares contemplated by this Agreement.

4.             Purchaser’s Representations and Warranties.  As of the date hereof and as of the Closing Date, each Purchaser severally and not jointly represents and warrants to Sellers as follows (it being understood that each Purchaser represents and warrants only with respect to itself):

4.1           Organization; Authority.  Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or other power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Purchaser, and no investment committee, board of directors, investor or other approvals are required.  This Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.2           No Conflicts.  The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other agreement to which Purchaser is a party or by which any property or asset of Purchaser is bound or affected or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of Purchaser is bound or affected.

4.3           Filings, Consents and Approvals.  Purchaser is not required to obtain any consent, approval, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, foreign or other Governmental Entity or other person in connection with the execution, delivery and performance by Purchaser of this Agreement; provided, however, that (a) Purchaser and its representative on the board of directors of the Company will be required to file a Form 4, an amendment to its Schedule 13(D) or 13(G), as applicable, and possibly similar reports with the SEC (none of which shall require any such consent, approval, waiver, authorization or order), and (b) Samick will be required to make certain filings under the HSR Act and all applicable waiting periods under the HSR Act will need to have been expired or terminated.

4.4           Investment Intent.  Purchaser understands and acknowledges that (a) the Shares have neither been registered under the Securities Act nor qualified under any state securities laws, (b) any certificates representing the Shares shall contain a customary legend to such effect, (c) the Shares are being offered and issued pursuant to an exemption from registration contained in the Securities Act and qualification provisions of applicable state securities laws and (d) the availability of such exemption and qualification provisions depends in part on, and Seller will rely upon the accuracy and truthfulness of, Purchaser’s representations and warranties contained herein to the extent they impact such exemption and Purchaser hereby consents to such reliance.  Purchaser understands and acknowledges that the Shares may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States.  Purchaser is acquiring the Shares solely for its own account for investment and not for the interest of any other person and not with a view to, or in connection with, any resale or distribution of the Shares or any part thereof.  Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Purchaser is not acquiring the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.5           Investor Status.  Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of such investment.  Purchaser is able to bear the economic risks of an investment in the Shares.

4.6           Independent Investment Decision.  Purchaser has independently evaluated the merits of its decision to purchase the Shares pursuant to this Agreement, and Purchaser confirms that it has relied solely upon its own independent investigation made by it and its legal counsel and advisors in making its decision to make an investment in the Shares.  Information relating to the Company has been made available to Purchaser, and Purchaser has been given an opportunity to ask questions of, and receive answers from, the Company and its representatives and Seller concerning the matters pertaining to the acquisition of the Shares by Purchaser and Purchaser has been given the opportunity to review such additional information as was necessary to evaluate the merits and risks of acquiring the Shares.

4.7           “Big Boy” Representations.

(a)           Sellers have informed Purchaser that one or both Sellers may be in possession of certain non-public information concerning the Company and the Shares, which may be material to the Company and the Shares and which may not be known by Purchaser (collectively, “Excluded Information”).  Any such Excluded Information (i) if publicly disclosed, could affect the trading price of the Ordinary Common Stock, and (b) if disclosed to Purchaser, could affect Purchaser’s willingness to proceed with the transactions contemplated by this Agreement or the terms on which it would be willing to proceed with such transactions.  Purchaser acknowledges that Sellers are directors and officers of the Company, and may have Excluded Information as a result of serving in such capacity.

(b)           Purchaser hereby assumes and accepts the risk that Excluded Information may not have been known to Purchaser before entering into this Agreement and/or may not be known to Purchaser before consummating the transactions contemplated hereby, and of the impact of any such Excluded Information on the value of the Shares Purchaser is buying.  Neither Sellers, nor the Company nor any person affiliated with Sellers or the Company has made any representation or warranty, express or implied, regarding the Shares, the Company or any aspect of the transactions contemplated hereby except for the representations and warranties of Sellers specifically set forth in Section 3 of this Agreement, and Purchaser is not relying on any such representation or warranty not contained in this Agreement.

(c)           With full knowledge that Sellers may be in possession of Excluded Information and notwithstanding the absence of the disclosure thereof to Purchaser, Purchaser desires to enter into the transactions contemplated hereby for its own business purposes and agrees that, except as specifically set forth in this Agreement, Sellers shall not have any liability to Purchaser with respect to the non-disclosure of any Excluded Information, whether arising directly, derivatively or indirectly, primarily or secondarily, by contract or operation of law or otherwise, including, without limitation, as a matter of contribution, indemnification, set-off, rescission, or reimbursement.

(d)           Purchaser acknowledges that it is not relying on any representations or warranties of Sellers except as specifically set forth in Section 3 of this Agreement, and has conducted its own due diligence in connection with the transactions contemplated hereby.  Accordingly, Purchaser hereby irrevocably waives any and all actions, causes, rights or claims, whether known or unknown, contingent or matured, and whether currently existing or hereafter arising, that it may have or hereafter acquire (other than actions, causes, rights or claims for breach by Sellers of the express provisions of this Agreement or material misstatements by the Sellers to the Purchaser) “Claims” against Sellers directly or indirectly arising out of, relating to or resulting from Sellers’ failure to disclose any such Excluded Information in connection with the Shares and/or the transactions contemplated hereby to Purchaser, including, without limitation, Claims related to the disclosure or non-disclosure of any Excluded

Information to Purchaser in connection with the consummation of the transactions contemplated hereby which Purchaser may have or hereafter acquire under applicable federal and/or state securities laws, including, without limitation, any claims under Rule 10b-5(b) of the Exchange Act.  Purchaser further agrees that it shall not institute or maintain any cause of action, suit or complaint or other proceeding against Sellers as a result of Sellers’ failure to disclose any such Excluded Information other than for breach by Sellers of the express provisions of this Agreement, including Section 3 hereof, or material misstatements by the Sellers to the Purchaser.  Purchaser intends to effect, to the maximum extent permitted by law, a complete and knowing waiver of its rights as set forth in this Section 4.7.

4.8           Sufficiency of Funds.  Purchaser currently has, and reasonably expects to have on the Closing Date, readily available liquid funds to pay the Purchase Price at Closing, without any need for third party financing, borrowings, capital calls or other funding.

5.             No Joint Liability.  It is understood and agreed that each Seller is responsible only for his own breaches under this Agreement and not for the breaches of the other Seller and that each Purchaser is responsible only for its own breaches under this Agreement and not for the breaches of the other Purchaser.

6.             Covenants.

6.1           SEC Filings.  Promptly upon execution of this Agreement and upon Closing, as applicable, each party will make such filings with the Securities and Exchange Commission as are required by the Exchange Act and the rules promulgated thereunder and the parties will consult with each other in connection with any such filings.

6.2           HSR Filings.  Promptly upon execution of this Agreement, Samick shall (a) take all actions necessary to make the filings required of it or its affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by it or its affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice or any other Governmental Entity pursuant to the HSR Act and (c) fully cooperate in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general or any other Governmental Entity.

6.3           Termination of Subscription Agreement Side Letter.  Sellers and Samick hereby agree that the Side Letter delivered in connection with the closing of the transactions contemplated by the Subscription Agreement dated as of November 5, 2009 between Samick and the Company is hereby terminated and of no further force or effect.

7.             Miscellaneous.

7.1           Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such document.

7.2           Governing Law; Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  The parties hereto agree that any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought solely in federal court located in

Wilmington, Delaware, or in the event such court lacks jurisdiction, in state court of the state of Delaware located in Wilmington, Delaware, and each party hereto irrevocably submits to the jurisdiction of these courts.

7.3           Further Assurances.  Each Seller and Purchaser agrees to execute, acknowledge and deliver all such further certificates, instruments and other documents, and to take all such further action as may be necessary or appropriate to effectuate the intent and purposes, and carry out the terms, of this Agreement and to satisfy each other condition to the obligations of the other parties contained in this Agreement.

7.4           Waivers; Amendments.  No failure or delay by any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by the terms of this Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Seller and each Purchaser.

7.5           Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following:  (a) at the time of personal delivery, if delivery is in person or (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States (provided, in the case of each of the foregoing subclauses (a) and (b), that a copy of each notice is also provided to the person designated on the signature pages to receive such notice, or such other persons as may be designated hereafter).  All notices for delivery outside the United States will be sent by express courier.  All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address(es) set forth below the signature lines of this Agreement (together with each person designated on the signature pages to receive a copy of such notice) or at such other address(es) as such other party may designate by one of the indicated means of notice herein to the other party hereto.  A “business day” shall be a day, other than Saturday or Sunday, when the banks in the cities of San Francisco, California and New York, New York are open for business.

7.6           Expenses.  Each party hereto shall pay its own expenses.

7.7           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

7.8           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.9           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Stock Transfer Agreement as of the date first written above.

PURCHASERS:

VALUEACT SMALLCAP MASTER FUND, L.P.

By:	VA SMALLCAP PARTNERS, LLC
as its general partner

/s/ David Lockwood
Name: David Lockwood
Title: Managing Member

Address:	435 Pacific Avenue
4th Floor
San Francisco, California 94133

SAMICK MUSICAL INSTRUMENTS CO LTD.

By:	/s/ Jong Sup Kim
Name: Jong Sup Kim
Title: Chairman

Address:	58-3, Nonhyeon-Dong, Gangnam-gu
Seoul, Korea 135-010

SELLERS:

KYLE R. KIRKLAND

/s/ Kyle R. Kirkland

Address:	11150 Santa Monica Boulevard
Suite 700
Los Angeles CA 90025

DANA D. MESSINA

/s/ Dana D. Messina

Address:	11150 Santa Monica Boulevard
Suite 700
Los Angeles CA 90025

SCHEDULE A

PURCHASER	SELLER	SHARES	PURCHASE PRICE
ValueAct SmallCap Master Fund, L.P.	Dana D. Messina	57,452	$3,217,312
	Kyle R. Kirkland	51,946	$2,908,976
Samick Musical Instruments Co Ltd.	Dana D. Messina	193,552	$10,838,912
	Kyle R. Kirkland	175,002	$9,800,112
TOTAL		477,952	$26,765,312

SCHEDULE 2.5(b)(ii)

None.